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                                                                    EXHIBIT 3.39

                           ARTICLES OF INCORPORATION

                                       OF

                            GRAND EAGLE MINING, INC.


          1.   Corporate Name.   The Corporation's name shall be Grand Eagle
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Mining, Inc.
          2.   Authorized Shares.   The Corporation shall have authority to
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issue 1,000 shares.

          3.   Registered Office and Agent.   The street address of the
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Corporation's initial registered office shall be 3200 Capital Holding Center,
Louisville, Kentucky 40202-3363. The name of the Corporation's initial registered agent at that office shall be BTH Inc.

          4.   Principal Office.   The mailing address of the Corporation's
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principal office shall be 2506 Mount Moriah Road, Summer Shade, Kentucky, 42166.

          5.   Purpose.  The Corporation's purpose shall be to engage in any
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lawful business.

          6.   Incorporator.   The name and mailing address of the incorporator
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are William T. Fields, 3200 Capital Holding Center, Louisville, Kentucky, 40202-
3363.



                                                /s/ William T. Fields
                                                ------------------------
                                                William T. Fields

                                                Date:    November 17, 1993
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